As filed with the Securities and Exchange Commission on February 9, 2022.
Registration No. 333-141639
Registration No. 333-184955
Registration No. 333-206338
Registration No. 333-231633
Registration No. 333-238827
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION NO. 333-141639
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION NO. 333-184955
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION NO. 333-206338
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION NO. 333-231633
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION NO. 333-238827
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cellcom Israel Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Hagavish Street
Netanya 4250708
Israel
(972) 52-9989595
(Address of principal executive offices)
CT Corporation System
111 Eighth Avenue
New York, NY 10011
(Name and address of agent for service)
(212) 894-8940
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (each a “Post-Effective Amendment” and collectively the “Post-Effective Amendments”) deregister all shares of Cellcom Israel Ltd., an Israeli corporation (the “Registrant”), ordinary shares, par value NIS 0.01 per share (“Securities”), and any other securities remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•
Registration Statement on Form S-8 (No. 333-141639), which was filed by the Commission on March 29, 2007 pertaining to the registration of 2,500,000 Securities issuable under the Registrant’s 2006 Incentive Plan

•
Registration Statement on Form S-8 (No. 333-184955), which was filed by the Commission on November 15, 2012, pertaining to the registration of 3,400,000 Securities issuable under the Registrant’s 2006 Share Incentive Plan

•
Registration Statement on Form S-8 (No. 333-206338), which was filed by the Commission on August 13, 2015, pertaining to the registration of 5,000,000 Securities issuable under the Registrant’s 2015 Share Incentive Plan

•
Registration Statement on Form S-8 (No. 333-231633), which was filed by the Commission on May 21, 2019 pertaining to the registration of 7,667,774 Securities issuable under the Registrant’s 2015 Share Incentive Plan

•
Registration Statement on Form S-8 (No. 333-238827), which was filed by the Commission on June 1, 2020 pertaining to the registration of 10,000,000 Securities issuable under the Registrant’s 2015 Share Incentive Plan

On the end of the trading day of February 8, 2021 the Company delisted its Securities from the NYSE.

Shortly after filing these Post-Effective Amendments, the Registrant anticipates that it will file with the SEC a Form 15F to deregister its Shares under Section 12(b) of the Securities Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act.

Effective upon filing hereof, the Company hereby removes from registration all of the securities which are registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Netanya, Israel, on February 9, 2022.

CELLCOM ISRAEL LTD.

By:	/s/ Liat Menahemi
Name: Liat Menahemi
Title: VP Legal and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed this 9th day of February 2022 by the following person in the following capacity.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director
Authorized Representative in the United States

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.